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EXHIBIT 23.1

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
-----------------------------------------
CERTIFIED PUBLIC ACCOUNTANTS

                                                              High Ridge Commons
                                                                Suites 400 - 403
                                                     200 Haddonfield Berlin Road
                                                             Gibbsboro, NJ 08026



Securities and Exchange Commission
Washington, DC 20549


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated June 28, 2005, relating to the consolidated financial statements of MailKey Corporation and Subsidiary, which appears in such Registration Statement. Additionally, we consent to the use of our quarterly reviewed IElement Corporation and Subsidiary condensed consolidated financial statements for the three and nine months ended December 31, 2005. We also consent to the reference to us under the heading "Experts" in such Registration Statement.




/s/ Bagell, Josephs, Levine & Company, L.L.C.

Bagell, Josephs, Levine & Company, L.L.C.
Gibbsboro, New Jersey
January 30, 2006